UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

September 19, 2018

Date of Report (Date of earliest event reported)

Legacy Reserves LP

(Exact name of registrant as specified in its charter)

Delaware	001-33249	16-1751069
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

303 W. Wall St, Suite 1800, Midland, TX 79701

(Address of principal executive offices) (Zip Code)

(432) 689-5200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01	Completion of Acquisition or Disposition of Assets.

On September 20, 2018, Legacy Reserves LP, a Delaware limited partnership (the “Partnership”), completed the previously announced transactions contemplated by the Amended and Restated Agreement and Plan of Merger (the “Merger Agreement”), dated July 9, 2018, by and among the Partnership, Legacy Reserves Inc., a Delaware corporation (the “Company”), Legacy Reserves GP, LLC, a Delaware limited liability company and general partner of the Partnership (the “General Partner”), and Legacy Reserves Merger Sub LLC, a Delaware limited liability company and a wholly owned subsidiary of the Company (“Merger Sub”), and the GP Purchase Agreement (the “GP Purchase Agreement”), dated March 23, 2018, by and among the Partnership, the General Partner, the Company, Lion GP Interests, LLC (“Lion LLC”), Moriah Properties Limited, and Brothers Production Properties, Ltd., Brothers Production Company, Inc., Brothers Operating Company, Inc., J&W McGraw Properties, Ltd., DAB Resources, Ltd. and H2K Holdings, Ltd. (such transactions referred to herein collectively as the “Corporate Reorganization”). Pursuant to the terms and conditions set forth in the Merger Agreement and the GP Purchase Agreement, upon the consummation of the Corporate Reorganization:

•

the Company, which, prior to the Corporate Reorganization, was a wholly owned subsidiary of the General Partner, acquired all of the issued and outstanding limited liability company interests in the General Partner (the “GP Interests”) and became the sole member of the General Partner with the General Partner becoming a subsidiary of the Company; and

•

the Partnership merged with Merger Sub (the “Merger”), with the Partnership continuing as the surviving entity and as a subsidiary of the Company, with the limited partner interests in the Partnership (other than the incentive distribution units in the Partnership (the “IDUs”)) being exchanged for shares of common stock, par value $0.01, of the Company (the “Common Stock”) and the General Partner interest remaining outstanding.

Merger Agreement

Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”), (i) each outstanding unit representing a limited partner interest in the Partnership (a “Unit” and collectively, the “Units”) was converted into the right to receive one share of Common Stock, (ii) each outstanding 8% Series A Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Unit representing a limited partner interest in the Partnership (a “Series A Preferred Unit” and collectively, the “Series A Preferred Units”) was converted into the right to receive 2.92033118 shares of Common Stock, with any rights to accumulated and unpaid distributions discharged, and (iii) each outstanding 8% Series B Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Unit representing a limited partner interests in the Partnership (a “Series B Preferred Unit” and collectively, the “Series B Preferred Units” and, together with the Units and Series A Preferred Units, the “Partnership Equity”) were converted into the right to receive 2.90650421 shares of Common Stock, with any rights to accumulated and unpaid distributions discharged (such amounts, collectively, the “Merger Consideration”).

All IDUs issued and outstanding prior to the Corporate Reorganization were automatically cancelled and ceased to exist. Following the Corporate Reorganization, the General Partner’s general partner interest remains outstanding in the Partnership, unaffected by the Merger. No fractional shares of Common Stock were issued in the Merger; holders of Series A Preferred Units and Series B Preferred Units will receive cash in lieu of such fractional shares.

Pursuant to the Merger Agreement and the approval of the board of directors of the General Partner (the “GP Board”), for each named executive officer of the General Partner and for all of the employees of the Partnership, each award previously granted pursuant to the Amended and Restated Legacy Reserves LP Long-Term Incentive Plan, as amended (the “Partnership LTIP”), held by such person that is outstanding and unvested immediately prior to the Effective Time will, automatically and without any action on the part of the holder, fully vest or become exercisable in full, as the case may be, and shall be settled in accordance with each award’s applicable award agreement. Certain of these award agreements relating to outstanding phantom units under the Partnership LTIP granted to certain of the General Partner’s executive officers, including each of the named executive officers, provide that such phantom units be settled in cash (the “Cash Settled Awards”). Pursuant to the Amendments to Grant of Phantom Units Agreement approved by each of the Compensation Committee of the GP Board, the GP Board and the board of directors of the Company (the “Board of Directors”) and entered into by certain of the General Partner’s executive officers that have Cash Settled Awards, including each of the named executive officers (the “Amendments”), each of such executive officers have the option to elect to reinvest any portion of the cash received pursuant to the Cash Settled Awards in Common Stock (a “Stock Purchase Election”). Additionally, pursuant to the Amendments, each of the General Partner’s executive officers that are to receive Cash Settled Awards have agreed to make a Stock Purchase Election as necessary such that the aggregate amount of cash paid in settlement of any incentive equity-based awards being settled in connection with the Corporate Reorganization will not exceed $30 million. Lastly, all amounts previously credited to the named executive officers as distribution equivalent rights under awards granted pursuant to the Partnership LTIP shall continue to remain so credited and payable on the same payment date set forth in the respective award agreements, subject to the same time-based vesting schedule previously included in the award, but without application of any performance factor.

Pursuant to the Merger Agreement, the Company issued approximately 106.1 million shares of Common Stock to the holders of Partnership Equity as the Merger Consideration as described above.

The summary of the Merger Agreement in this Current Report on Form 8-K does not purport to be complete and is qualified by reference to the full text of the Merger Agreement, which was filed as Exhibit 2.1 to the Partnership’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on July 12, 2018 and incorporated herein by reference.

GP Purchase Agreement

Pursuant to the GP Purchase Agreement, the Company acquired all of the GP Interests from Lion LLC, making the Company the sole member of the General Partner. The aggregate consideration paid by the Company in exchange for the GP Interests was $3.0 million, plus certain expenses and legal fees.

The foregoing description of the GP Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the GP Purchase Agreement, which was filed as Exhibit 2.2 to the Partnership’s Current Report on Form 8-K filed with the SEC on March 26, 2018 and incorporated herein by reference.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the consummation of the Corporate Reorganization, the NASDAQ Global Select Market was notified that all outstanding Partnership Equity was converted pursuant to the Merger Agreement into the right to receive the Merger Consideration, subject to the terms and conditions of the Merger Agreement. The Partnership requested that the NASDAQ Global Select Market file a notification of removal from listing on Form 25 with the SEC with respect to the delisting of the Partnership Equity. The Partnership Equity will be suspended from trading on the NASDAQ Global Select Market prior to the opening of trading on September 21, 2018.

In addition, the Partnership intends to file with the SEC a certification and notice of termination on Form 15 requesting that the Partnership Equity be deregistered under Section 12(g) and 15(d) of the Exchange Act, and that the Partnership’s reporting obligations under Sections 13 and 15(d) of the Exchange Act with respect to the Partnership Equity be suspended.

Item 3.03.	Material Modification to Rights of Security Holders.

Pursuant to the terms of the Merger Agreement, at the Effective Time, (i) each Unit issued and outstanding was converted into the right to receive one share of Common Stock, (ii) each Series A Preferred Unit issued and outstanding was converted into the right to receive 2.92033118 shares of Common Stock, with any rights to accumulated and unpaid distributions discharged, and (iii) each Series B Preferred Unit issued and outstanding was converted into the right to receive 2.90650421 shares of Common Stock, with any rights to accumulated and unpaid distributions discharged.

At the Effective Time, holders of the Units, Series A Preferred Units and Series B Preferred Units ceased to have any rights as unitholders of the Partnership, other than the right to receive the Merger Consideration in accordance with the Merger Agreement.

At the Effective Time, each outstanding Partnership restricted unit was converted into the right to receive the Merger Consideration for each Partnership common unit subject to such awards.

The information set forth in Item 2.01 is incorporated herein by reference.

Item 5.01	Changes in Control of Registrant.

The information set forth in Item 2.01 is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

In connection with the consummation of the Corporate Reorganization, the Amended and Restated Limited Liability Company Agreement of the General Partner (as amended, the “GP LLC Agreement”) was amended (the “GP LLCA Amendment”). The GP LLCA Amendment amends Exhibit A of the GP LLC Agreement to reflect the Company’s purchase of all of the issued and outstanding limited liability company interests in the General Partner and becoming the sole member of the General Partner pursuant to the GP Purchase Agreement.

The foregoing description of the GP LLCA Amendment does not purport to be complete and is qualified in its entirety by reference to the GP LLCA Amendment, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Partnership held a special meeting (the “Special Meeting”) of holders of Units (the “Unitholders”) on September 19, 2018. At the Special Meeting, the Unitholders were requested to consider and vote upon:

•

a proposal to approve the Merger Agreement, by and among the Partnership, the Company, Merger Sub and the General Partner, pursuant to which Merger Sub will be merged with and into the Partnership, with the Partnership continuing as the surviving entity and a wholly owned subsidiary of the Company (the “Merger Proposal”);

•

a proposal to approve the classification of the Board of Directors in accordance with the Amended and Restated Certificate of Incorporation of the Company, to be in effect following the consummation of the Corporate Reorganization (as defined in the Partnership’s definitive proxy statement filed on August 3, 2018 (the “Proxy Statement”)) (the “Board Classification Proposal”);

•	a proposal to approve the Legacy Reserves Inc. 2018 Omnibus Incentive Plan, to be in effect following the consummation of the Corporate Reorganization (the “LTIP Proposal”);

•

on an advisory, non-binding basis, the compensation payments that may be paid or become payable to the Partnership’s named executive officers in connection with the Corporate Reorganization (the “Compensation Proposal”); and

•

a proposal to adjourn the Special Meeting to a later date or dates, if presented, to permit further solicitation of proxies if there are not sufficient votes at the time of the Special Meeting to approve the Merger Proposal (the “Adjournment Proposal” and, collectively with the Merger Proposal, the Board Classification Proposal, the LTIP Proposal and the Compensation Proposal, the “Proposals”).

The approval of each Proposal required the affirmative vote of the majority of votes cast (abstentions did not count as votes cast for purposes of approval of each of the Proposals). The following are the final voting results on the Proposals considered and voted upon at the Special Meeting, each of which is more fully described in the Proxy Statement:

The Merger Proposal was approved by the following vote:

VOTES FOR	VOTES AGAINST	VOTES ABSTAINED
52,205,552	245,333	235,347

The Board Classification Proposal was defeated by the following vote:

VOTES FOR	VOTES AGAINST	VOTES ABSTAINED
24,428,020	28,014,022	244,190

The LTIP Proposal was approved by the following vote:

VOTES FOR	VOTES AGAINST	VOTES ABSTAINED
39,192,709	11,572,849	1,920,674

The Compensation Proposal was approved by the following vote:

VOTES FOR	VOTES AGAINST	VOTES ABSTAINED
47,937,560	2,133,484	2,615,188

The Adjournment Proposal was approved by the following vote:

VOTES FOR	VOTES AGAINST	VOTES ABSTAINED
41,068,222	11,291,888	326,122

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Fourth Amendment to Amended and Restated Limited Liability Company Agreement of Legacy Reserves GP, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Legacy Reserves LP

Date: September 20, 2018	By:	/s/ James Daniel Westcott
James Daniel Westcott
President and Chief Financial Officer